                                                                    EXHIBIT 3.1

                               STATE OF FLORIDA
                                    [SEAL]
                             DEPARTMENT OF STATE



I certify from the records of this office that THE WACKENHUT CORPORATION, is a corporation organized under the laws of the State of Florida, filed on December 4, 1958.

The document number of this corporation is 217838.

I further certify that said corporation has paid all fees and penalties due this office through December 31, 1996, that its most recent annual report was filed on May 1, 1996, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.







                                              GIVEN UNDER MY HAND AND THE
                                          GREAT SEAL OF THE STATE OF FLORIDA
                                         AT TALLAHASSEE, THE CAPITAL, THIS THE
                                                 FIFTH DAY OF JULY, 1996
[SEAL]
                                                  /s/ Sandra B. Mortham
                                                  -----------------------
                                                  Sandra B. Mortham
                                                  Secretary of State

                               STATE OF FLORIDA
                                    [SEAL]
                             DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Amended and Restated Articles of Incorporation, as amended to date, for THE WACKENHUT CORPORATION, a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is 217838.










                                        GIVEN UNDER MY HAND AND THE
                                    GREAT SEAL OF THE STATE OF FLORIDA
                                   AT TALLAHASSEE, THE CAPITAL, THIS THE
                                           FIFTH DAY OF JULY, 1996



                                        /s/ Sandra B. Mortham
                                        -----------------------
[SEAL]                                  Sandra B. Mortham
                                        Secretary of State

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                           THE WACKENHUT CORPORATION
                            ------------------------

     The articles of incorporation of The Wackenhut Corporation, originally filed with the Secretary of State of Florida on December 4, 1958, under the corporate name of Security Services Corp., are hereby restated as follows:

                                   ARTICLE I

     The name of this Corporation shall be:

                           THE WACKENHUT CORPORATION

                                   ARTICLE II

     The purpose for which the corporation is formed and the principal objects of business to be carried on by it are as follows:

     (a) To contract for and provide any of the functions of Services of a private investigative agency, uniformed or ununiformed personnel, management consultation, advice, plans, surveys and systems for the safety, security control, protection and efficiency of persons, business, industrial and governmental firms and agencies.

     (b) To engage in and carry on the business of manufacturing and producing, buying, selling or otherwise dealing in or with goods, wares and merchandise of every kind and description and to acquire, own, use, sell and convey, mortgage or otherwise encumber any real estate or personal property in whole or in part and in any manner whatever to acquire, own, dispose of franchises, licenses, options or rights in any real estate or personal property or other property interests.

     (c) To engage in and carry on a general brokerage commission, forwarding and exporting and importing business and to act as factors, agents, commission merchants and dealers in the buying, selling or dealing in of goods, wares and merchandise of all kinds and descriptions.

     (d) To conduct and engage in any business, occupation or enterprise and to exercise any power or authority which may be done by a private corporation organized and existing under and by virtue of Chapter 608, Florida Statute, it being the intention that this corporation may conduct and transact any business lawfully authorized and not prohibited by said Chapter 608, Florida Statutes.

                                  ARTICLE III

     The maximum amount of shares of stock that this corporation shall be authorized to issue shall be 30,000,000 shares which are to be divided into two classes as follows:

        20,000,000 shares of Common Stock, par value $.10 per share, and 10,000,000 shares of Preferred Stock.

     The Common Stock may be created and issued from time to time in one or more series with voting rights for each series as determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series. The Preferred Stock may be created and issued from time to time in one or more series with such designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof and determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series.

                                   ARTICLE IV

     The principal place of business of this corporation shall be at 3280 Ponce de Leon Blvd., Coral Gables, Florida, or at such other place as may be designated by the Board of Directors from time to time. This corporation shall have full power and authority to transact business and to establish offices or agencies at such places as may be in the best interests of this corporation.

                                   ARTICLE V

     This corporation is to exist perpetually.

                                   ARTICLE VI

     The amount of capital with which this corporation will begin business is Five Hundred Dollars.

                                  ARTICLE VII

     The business of this corporation shall be conducted by a Board of Directors consisting of not less than three (3) nor more than nineteen (19) members, the exact number to be determined from time to time in the by-laws of this Corporation.

     The Board of Directors shall have sole authority to adopt or amend by-laws for the government of this corporation.

                                  ARTICLE VIII

     The names and post office addresses of the members of the first Board of Directors, the President, and the Secretary and the Treasurer are:

G. DAVID PARRISH.................................  220 Security Trust      President and Director
                                                   Bldg., Miami, Florida
JOHN T. WOITESEK.................................  220 Security Trust      Secretary and Director
                                                   Bldg., Miami, Florida
GENE ESSNER......................................  220 Security Trust      Treasurer and Director
                                                   Bldg., Miami, Florida

                                   ARTICLE IX

     The name and post office address of each subscriber of these Articles of Incorporation, the number of shares of stock each agrees to take and the value of the consideration therefor (the sum of which values is not less than the amount of capital specified in Article VI) are:

G. DAVID PARRISH..................................  220 Security Trust      167 shares     $167.00
                                                    Bldg., Miami, Florida
JOHN T. WOITESEK..................................  220 Security Trust      167 shares     $167.00
                                                    Bldg., Miami, Florida
GENE ESSNER.......................................  220 Security Trust      167 shares     $167.00
                                                    Bldg., Miami, Florida
                                                                                           --------
                                                                                           $500.00
                                                                                           =======


                                   ARTICLE X

     The corporation shall have the following powers:

     (a) To acquire all or any part of the good will, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the corporation has the power to conduct and to hold, utilize, enjoy and in any and all manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any person, firm, association or corporation.

     (b) To apply for, obtain, purchase, or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names, rights, processes, formulas and the like, which may seem capable of being used for any of the purposes of the corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account the same.

     (c) To carry out all or any part of the aforesaid objects and purposes, and to conduct its business in all or any part of its branches, in any or all states, territories, districts and possessions of the United States of America and in foreign countries.

     (d) The corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to or conferred upon corporations organized under the laws of the State of Florida now or hereafter in force, and the enumeration of any powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE XI

     The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the corporation as directors, officers or otherwise.

     The authority vested in the Board of Directors by this Article XI shall include, in addition to the authority to establish salaries, the authority to establish the payment of bonuses, stock options and pension and profit-sharing plans.

                                  ARTICLE XII

     No holder of any of the shares of the capital stock of the corporation shall be entitled as of right to purchase or to subscribe for any unissued stock of any class, or any additional shares of any class, whether presently or hereinafter authorized, and also including without limitation, bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the corporation or carrying any right to purchase stock of any class. Such unissued stock, or additional authorized issue of any stock, or other securities convertible into stock or carrying any right to purchase stock, may be issued and disposed of, pursuant to resolutions of the Board of Directors, to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     The Corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact he is or was a director, officer, employee, or agent, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, (except in such cases involving gross negligence or willful misconduct) in the performance of their duties, to the full extent permitted by applicable law. Such indemnification may, in the discretion of the Board of Directors, including advances of his expenses in advance of final disposition subject to the provisions of applicable law. Such right of indemnification shall not be exclusive of any right to which any director, officer, employee, agent or controlling stockholder of the Corporation may be entitled as a matter of law.

     The foregoing restated articles of incorporation which integrate the original articles of incorporation of The Wackenhut Corporation and the amendments thereto, without further modification, were duly adopted at a Quarterly Meeting of the Board of Directors of the Corporation held on January 25, 1992 and duly adopted by the shareholders of the Corporation on April 24, 1992.

     IN WITNESS WHEREOF, the undersigned President and Chief Operating Officer and the Assistant Secretary of the Corporation have executed these Restated Articles of Incorporation this 5th day of May, 1992.


                                              /s/  RICHARD R. WACKENHUT
                                          --------------------------------------
                                                   Richard R. Wackenhut
                                                   President and Chief
                                                    Operation Officer


                                                 /s/  JAMES P. ROWAN
                                          --------------------------------------
                                                      James P. Rowan
                                                   Assistant Secretary

                                 CERTIFICATE



        I, the undersigned Vice President and Assistant Secretary of The Wackenhut Corporation, a Florida corporation (the "Corporation"), pursuant to the provisions of Section 607.1007(4) of the Florida Business Corporation Act, does certify as follows:

        (a)  The name of the Corporation is THE WACKENHUT CORPORATION.

        (b) Article III of the Corporation's Articles of Incorporation is amended to read as follows:

                                 ARTICLE III


        The maximum number of shares of stock that the Corporation shall be authorized to issue shall be 30,000,000 shares which are to be divided into two classes as follows:

                20,000,000 shares of Common Stock, par value
                $.10 per share; and

                10,000,000 shares of Preferred Stock.

        The Common Stock may be created and issued from time to time in one or more series with voting rights for each series as determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series. The Preferred Stock may be created and issued from time to time in one or more series with such designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series.

        (c) The foregoing amendment to the Articles of Incorporation of the Corporation was duly proposed by the Corporation's Board of Directors on January 25, 1992 and approved by the Corporation's shareholders on April 24, 1992, pursuant to Section 607.1003 of the Florida Business Corporation Act. The number of votes cast in favor of the amendment by the shareholders of the Corporation was sufficient for approval of the amendment.

        IN WITNESS WHEREOF, the undersigned has hereunto executed the Certificate this 2nd day of November, 1992.



                                             /s/ James P. Rowan
                                             ----------------------------------
                                             James P. Rowan, Vice President and
                                             Assistant Secretary

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                           THE WACKENHUT CORPORATION,
                             A FLORIDA CORPORATION

     Pursuant to provisions of Section 607.1006 of the Florida Business Corporation Act, The Wackenhut Corporation, a Florida corporation (the "Corporation"), hereby adopts the following Articles of Amendment for the purpose of amending the numbers, designations and classes of capital stock which the Corporation is authorized to issue.

     (a) The name of this corporation is The WACKENHUT CORPORATION.

     (b) The following amendment was duly adopted by the Corporation's Board of Directors pursuant to Section 607.1002 of the Florida Business Corporation Act without shareholder action and shareholder action on this amendment was not required. Article III of the Corporation's Articles of Incorporation is amended to read as follows:

                                  ARTICLE III

             The maximum number of shares of stock that the Corporation shall be authorized to issue shall be 30,000,000 shares which are to be divided into two classes as follows:

                 20,000,000 shares of Common Stock, par value $0.10 per share, of which 4,108,885 shares are authorized to be issuable as Series A Common Stock and 4,108,885 shares are authorized to be issuable as Series B Common Stock; and

                 10,000,000 shares of Preferred Stock.

             The Common Stock may be created and issued from time to time in one or more series with voting rights for each series as determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series. The Preferred Stock may be created and issued from time to time in one or more series with such designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series.

              The Corporation has authorized the issuance of a series of Common Stock consisting of 4,108,885 shares of voting Common Stock, par value $.10 per share which shall be designated as the Series A Common Stock. The Corporation has authorized the issuance of a series of Common Stock consisting of 4,108,885 shares of non-voting Common Stock, par value $.10 per share which shall be designated as the Series B Common Stock. The Series A Common Stock and the Series B Common Stock shall be identical in all respects except that the Series B Common Stock shall have no right to vote.

     (c) The foregoing amendment to the Articles of Incorporation of the Corporation was duly adopted by the Corporation's Board of Directors on October 31, 1992, pursuant to Section 607.1002 of the Florida Business Corporation Act.

     (d) In accordance with Section 607.0123 (1)(a) of the Florida Business Corporation Act, this amendment shall be effective upon filing of these Articles of Amendment by the Department of State of the State of Florida.

     The undersigned President of the Corporation has executed these Articles of Amendment this 31st day of October, 1992.

                                          THE WACKENHUT CORPORATION,
                                          a Florida corporation

                                          By:     /s/  R. R. Wackenhut
                                              ---------------------------------
                                              Richard R. Wackenhut, President
                                              and Director

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                           THE WACKENHUT CORPORATION,
                             a Florida Corporation

     Pursuant to provisions of Section 607.1006 of the Florida Business Corporation Act, The Wackenhut Corporation, a Florida corporation (the "Corporation"), hereby adopts the following Articles of Amendment for the purpose of amending the numbers, designations and classes of capital stock which the Corporation is authorized to issue.

     (a) The name of this corporation is THE WACKENHUT CORPORATION.

     (b) The following amendment was duly adopted by the Corporation's Board of Directors pursuant to Section 607.1002 of the Florida Business Corporation Act without shareholder action and shareholder action on this amendment was not required. Article III of the Corporation's Articles of Incorporation is amended to read as follows:

                                  ARTICLE III

         The maximum number of shares of stock that the Corporation shall be authorized to issue shall be 30,000,000 shares which are to be divided into two classes as follows:

             20,000,000 shares of Common Stock, par value $0.10 per share, of which 4,108,885 shares are authorized to be issued as Series A Common Stock and 4,133,885 shares are authorized to be issued as Series B Common Stock; and

             10,000,000 shares of Preferred Stock.

         The Common Stock may be created and issued from time to time in one or more series with voting rights for each series as determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series. The Preferred Stock may be created and issued from time to time in one or more series with such designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series.

         The Corporation has authorized the issuance of a series of Common Stock consisting of 4,108,885 shares of voting Common Stock, par value $.10 per share which shall be designated as the Series A Common Stock. The Corporation has authorized the issuance of a series of Common Stock consisting of 4,132,885 shares of non-voting Common Stock, par value $.10 per share which shall be designated as the Series B Common Stock. The Series A Common Stock and the Series B Common Stock shall be identical in all respects except that the Series B Common Stock shall have no right to vote.

     (c) The foregoing amendment to the Articles of Incorporation of the Corporation was duly authorized by the Corporation's Board of Directors on April 24, 1993, pursuant to Section 607.1002 of the Florida Business Corporation Act.

     (d) In accordance with Section 607.0123(1)(a) of the Florida Business Corporation Act, this amendment shall be effective upon filing of these Articles of Amendment by the Department of State of the State of Florida.

     The undersigned Chairman of the Board and Chief Executive Officer of the Corporation has executed these Articles of Amendment this 17th day of June, 1993.

                                          THE WACKENHUT CORPORATION,
                                          a Florida corporation

                                          By:     /s/  G. R. WACKENHUT
                                              ---------------------------------
                                              George R. Wackenhut, Chairman of
                                              the Board and Chief Executive
                                              Officer

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                           THE WACKENHUT CORPORATION,
                             a Florida Corporation

     Pursuant to provisions of Section 607.1006 of the Florida Business Corporation Act, The Wackenhut Corporation, a Florida corporation (the "Corporation"), hereby adopts the following Articles of Amendment:

     (a) The name of this corporation is THE WACKENHUT CORPORATION.

     (b) The following amendment was duly adopted by the Corporation's Board of Directors pursuant to Section 607.1002 of the Florida Business Corporation Act without shareholder action and shareholder action on this amendment was not required. Article III of the Corporation's Articles of Incorporation is amended to read as follows:

                                  ARTICLE III

         The maximum number of shares of stock that the Corporation shall be authorized to issue shall be 30,000,000 shares which are to be divided into two classes as follows:

             20,000,000 shares of Common Stock, par value $0.10 per share, of which 4,108,885 shares are authorized to be issued as Series A Common Stock and 6,420,000 shares are authorized to be issued as Series B Common Stock; and

             10,000,000 shares of Preferred Stock.

     The Common Stock may be created and issued from time to time in one or more series with voting rights for each series as determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series. The Preferred Stock may be created and issued from time to time in one or more series with such designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series.

              The Corporation has authorized the issuance of a series of Common Stock consisting of 4,108,885 shares of voting Common Stock, par value $.10 per share which shall be designated as the Series A Common Stock. The Corporation has authorized the issuance of a series of Common Stock consisting of 6,420,000 shares of non-voting Common Stock, par value $.10 per share which shall be designated as the Series B Common Stock. The Series A Common Stock and the Series B Common Stock shall be identical in all respects except that the Series B Common Stock shall have no right to vote.

     (c) The foregoing amendment to the Articles of Incorporation of the Corporation was duly authorized by the Corporation's Board of Directors on April 29, 1995, pursuant to Section 607.1002 of the Florida Business Corporation Act.

     (d) In accordance with Section 607.0123 (1)(a) of the Florida Business Corporation Act, this amendment shall be effective upon filing of these Articles of Amendment with the Department of State of the State of Florida.

     The undersigned officer of the Corporation has executed these Articles of Amendment this 5th day of May, 1995.

                                          THE WACKENHUT CORPORATION,
                                          a Florida corporation

                                          By:     /s/  James P. Rowan
                                              ---------------------------------

                                          Name:        James P. Rowan
                                          --------------------------------------
                                          Title: Vice President

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                           THE WACKENHUT CORPORATION,
                             a Florida Corporation

     Pursuant to provisions of Section 607.1006 of the Florida Business Corporation Act, The Wackenhut Corporation, a Florida corporation (the "Corporation"), hereby adopts the following Articles of Amendment:

     (a) The name of this corporation is The Wackenhut Corporation.

     (b) Article III of the Corporation's Articles of Incorporation is amended to read as follows:

                                  ARTICLE III

The maximum number of shares of stock that the Corporation shall be authorized to issue shall be 60,000,000 shares which are to be divided into two classes as follows:

        50,000,000 shares of Common Stock, par value $0.10 per share, of which 3,858,885 shares are designated as Series A Common Stock and 46,141,115 shares are designated as Series B Common Stock; and

        10,000,000 shares of Preferred Stock.

The Series A Common Stock and the Series B Common Stock may be issued from time to time as determined by the Board of Directors of the Corporation. The Series A Common Stock and the Series B Common Stock shall be identical in all respects except that the Series B Common Stock shall have no right to vote. The Preferred Stock may be created and issued from time to time in one or more series with such designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as determined by the Board of Directors of the Corporation and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series. Shares of one class or series of the Company's capital stock may be issued through a stock dividend or stock split on shares of another class or series of the Company's capital stock.

     (c) The foregoing amendment to the Articles of Incorporation of the Corporation was duly authorized by the Corporation's Board of Directors on April 30, 1996, and pursuant to Section of 607.1003 of the Florida Business Corporation Act was recommended to the holders of the Corporation's Series A Common Stock and Series B Common Stock in a Proxy Statement dated May 13, 1996. At a Special Meeting of Shareholders held on May 23, 1996, the foregoing amendment was approved by the holders of the Series A Common Stock and the Series B Common Stock, with each series voting separately, The number of votes cast for the foregoing amendment by the holders of the Series A Common Stock and the Series B Common Stock, with each series voting separately, were sufficient for approval by each such series.

     (d) In accordance with Section 607.0123 of the Florida Business Corporation Act, this amendment shall be effective immediately upon filing with the Florida Department of State.

     The undersigned Vice President, General Counsel and Assistant Secretary of the Corporation has executed these Articles of Amendment this 23rd day of May, 1996.


                                          THE WACKENHUT CORPORATION,
                                          a Florida corporation

                                          By: /s/ J. P. Rowan
                                              ---------------------------------
                                              James P. Rowan
                                              Vice President, General Counsel
                                              and Assistant Secretary



                                      2